SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                             Exchange Act of 1934

[X]  Preliminary information statement           [ ]  Confidential, for  use of
                                                      the Commission only
                                                      (as permitted by
                                                      Rule 14c-5(d)(2))
[ ]  Definitive information statement

                         TIFF INVESTMENT PROGRAM, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
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(3)    Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]     Fee paid previously with preliminary materials.

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[ ]     Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                         TIFF INVESTMENT PROGRAM, INC.

                         TIFF INTERNATIONAL EQUITY FUND


                     590 Peter Jefferson Parkway, Suite 250
                        Charlottesville, Virginia 22911


                             INFORMATION STATEMENT


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     This information statement is being furnished to all persons owning shares ("members") of TIFF International Equity Fund (the "fund"), a series of the TIFF Investment Program, Inc. ("TIP"), to provide such members with information regarding an amendment to the money manager agreement between the fund and Delaware International Advisers Ltd. ("Delaware"). As discussed in more detail below, the amendment changed the compensation that the fund pays to Delaware for providing investment advisory services to the fund.

     TIP was not required to obtain the approval of the fund's members before approving the amended agreement because TIP has obtained an exemptive order (the "order") from the Securities and Exchange Commission exempting TIP from certain provisions of the Investment Company Act of 1940 (the "1940 Act") and the regulations thereunder that would otherwise mandate such approval. The order permits TIP to enter into new agreements or amend existing agreements with money managers without obtaining member approval, but the exemption does not apply to the advisory agreement with TIP's investment advisor, Foundation Advisers, Inc. ("FAI"), or any amendments to such agreement. This information statement is being provided to all members as required by one of the conditions of the order.

     The board of directors of TIP (the "board") expects to mail this information statement to members on or about May 9, 2003.

FUND INFORMATION

     As of April 10, 2003, the International Equity Fund had outstanding 15,401,980.548 shares of common stock representing a total net asset value of $117,671,131.36, each dollar of net asset value being entitled to one vote.

As of April 10, 2003, the following members owned of record or beneficially 5% or more of the shares of common stock of the fund:

NAME AND ADDRESS                                 AMOUNT AND NATURE               PERCENT
OF BENEFICIAL OWNER                              OF BENEFICIAL OWNERSHIP         OF FUND
Houston Endowment, Inc.                          6,923,322.916 shares            44.95%
600 Travis, Suite 6400
Houston, TX  77002

The BellSouth Foundation, Inc.                   1,212,603.256 shares            7.87%
1155 Peachtree Street, Room 14F05
Atlanta, GA  30309

     TIP's annual report, including audited financial statements for the fiscal year ended December 31, 2002, was sent to shareholders on February 28, 2003. The fund will furnish, without charge, a copy of TIP's annual report to any member upon request. To request a copy, please write to TIP at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, VA 22911 or call TIP at 434-817-8200.

     FAI, 590 Peter Jefferson Parkway, Suite 250, Charlottesville, VA 22911, serves as the fund's investment advisor. FAI is a taxable organization operated on a not-for-profit basis and was formed by The Investment Fund for Foundations ("TIFF") to facilitate investment by 501(c)(3) organizations in stocks, securities, and other assets. FAI is a registered investment advisor and serves as the advisor to the TIFF mutual funds.

     Investors Capital Services, Inc., 33 Maiden Lane, 4th Floor, New York, NY 10038, serves as the fund's administrator. Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, WI, 53202, serves as the fund's distributor.

BACKGROUND

     FAI serves as the fund's investment advisor pursuant to an investment advisory agreement that provides, among other things, that FAI is responsible for identifying qualified money managers, negotiating the terms of the money manager agreements and monitoring the activities and performance of the money managers.

     Since the fund's inception in 1994, Delaware has managed a portion of the fund's assets pursuant to a money manager agreement between Delaware and the fund. The board, including a majority of the directors who are not "interested persons" of the fund (as defined in the 1940 Act) (the "independent directors"), initially approved the money manager agreement with Delaware on March 21, 1994, and after an initial period of two years, the agreement has been approved annually by the board, including a majority of the independent directors. The board, including a majority of the independent directors, most recently renewed the money manager agreement with Delaware at a board meeting held on June 11, 2002.

     At a board meeting held on March 11, 2003, FAI proposed, and the board, including a majority of the independent directors, approved an amendment to the money manager agreement the effect of which is an increase in the fees the fund pays to Delaware. The amended money manager agreement was subsequently executed and now governs the relationship between the fund and Delaware. As discussed more fully below, the terms of the amended money manager agreement are identical to those of the initial money manager agreement except for the fee schedule.

THE MONEY MANAGER AGREEMENT

     BASIC TERMS. The money manager agreement provides that Delaware is required to manage the portion of the fund's assets allocated to Delaware by FAI (the
"portfolio"), subject to the supervision and stated direction of FAI, and ultimately TIP's board, in accordance with the fund's investment objective and policies; make investment decisions for the portfolio; and place orders to purchase and sell securities on behalf of the fund. Delaware's discretion to purchase and sell securities for the portfolio is further subject to written guidelines developed by FAI.

     The agreement has an initial term of two years and provides that it will thereafter continue in effect from year to year only if such continuation is specifically approved at least annually by (a) either (i) a vote of a majority of the board or (ii) a vote of a majority of the outstanding voting securities of the fund and (b) a vote of a majority of the fund's independent directors. The agreement provides that it may be terminated by the fund, by TIP's board of directors, or by a vote of a majority of the outstanding voting securities of the fund, or by Delaware, in each case at any time upon 30 days' written notice to the other party. In addition, the agreement provides for its automatic termination in the event of its assignment.

     The agreement provides that Delaware is not liable to the fund for any error of judgment but shall be liable to the fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Delaware in providing services under the agreement or from reckless disregard by Delaware of its obligations and duties under the agreement.

     MONEY MANAGEMENT FEE. For the services performed and the facilities and personnel provided, the fund pays Delaware a fee calculated at an annual rate based on the fund's average daily net assets. The following chart compares Delaware's fees under the initial and amended money manager fee schedules.

          INITIAL FEE SCHEDULE                              AMENDED FEE SCHEDULE
          First $50 million of assets:    0.50%             First $50 million of assets:    0.550%
          Next $50 million of assets:     0.35%             Next $50 million of assets:     0.385%
          Amounts over $100 million:      0.30%             Amounts over $100 million:      0.330%

     For the fiscal year ended December 31, 2002, Delaware received a fee in the amount of $152,510.11 for money management services to the fund. If the amended fee schedule had been in effect for the fiscal year ended December 31, 2002, Delaware would have received $167,761.12 for such services.

INFORMATION REGARDING DELAWARE

     Delaware is a London-based money management organization that has managed institutional separate accounts and mutual funds for over 13 years. Delaware Management Company, a series of Delaware Management Business Trust (Philadelphia, PA), an affiliate of Delaware, provides sub-advisory services to Delaware with respect to that portion of the portfolio invested in securities of issuers located in the United States. In addition to managing assets for the fund, Delaware manages a portion of the assets of the TIFF Multi-Asset Fund.

     The directors and officers of Delaware and their principal occupations are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at Delaware, is 80 Cheapside, 3rd Floor, London, England EC2V 6EE.

NAME                                      POSITION
Charles Edgar Haldeman                    Chairman and Director
John Charles Campbell                     Director
George Edward Deming                      Director
Elizabeth Ann Desmond                     Regional Research Director, Director, Senior Portfolio Manager
David Keith Downes                        Director
John Emberson                             Director, Chief Operating Officer, Secretary
Clive Ashley Gilmore                      Deputy Managing Director, Director, Senior Portfolio Manager
John Kirk                                 Director and Senior Portfolio Manager
Graham Roger Heyworth Kitson              Vice Chairman and Director
Nigel Greenville May                      Regional Research Director, Director, Senior Portfolio Manager
Christopher Anthony Moth                  Director, CIO of Fixed Income, Senior Portfolio Manager
Hamish O. Parker                          Director and Senior Portfolio Manager
David George Tilles                       Managing Director and Chief Investment Officer

EVALUATION AND ACTION BY TIP DIRECTORS

     At a meeting on March 11, 2003, the directors of TIP considered whether the amended Delaware agreement would be in the best interests of the fund and its members. The directors received information concerning the new fee arrangements and the ability of Delaware to perform its responsibilities with respect to the fund. The directors reviewed the nature and quality of Delaware's services to the fund and Delaware's experience and qualifications.

     In evaluating the amended agreement, the directors considered that the fees to be paid under the new fee schedule were competitive with those paid to other money managers that manage assets in emerging markets. The directors also considered (1) the historical performance of the portfolio; (2) the favorable history, reputation, qualification, and background of Delaware; (3) the qualifications of Delaware's personnel and its organizational capabilities; (4) the favorable quality of services provided by Delaware to the fund since inception; (5) the fees and total expenses of the fund compared to those of similar mutual funds; and (6) other factors deemed relevant by the board.

     Based upon its review, the board concluded that the amended agreement was reasonable, fair, and in the best interests of the fund and its members, and that the fees provided in such agreement were fair and reasonable. In the board's view, continuing to retain Delaware to serve as money manager of the fund under the terms of the amended Delaware agreement, was desirable and in the best interests of the fund and its members. Accordingly, after consideration of all factors as it deemed relevant, the board, including a majority of the independent directors, approved the amended agreement.